UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire		03801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 5, 2012, Bottomline Technologies (de), Inc. (“Bottomline”) and Intuit Inc. (“Intuit”) announced a strategic partnership pursuant to which Bottomline entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Intuit Inc. and its subsidiary Digital Insight Corporation to purchase substantially all of the assets and related operations of Intuit’s commercial banking business (the “Business”).

Under the terms of the Purchase Agreement, Bottomline will acquire customers, employees, technology and other assets of the Business for a cash purchase price of $20 million. Intuit will also provide Bottomline with access to certain technology related to the Business, as well as transition services for a period of time following the closing of the acquisition.

The parties expect to complete the transaction in the next several weeks. The obligation of each party to complete the transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of customary closing conditions.

Bottomline expects the acquisition to contribute approximately $0.5 million and $4.0 million in revenue and be dilutive by a range of $0.03 to $0.04 and $0.05 to $0.07 in its third and fourth fiscal 2012 quarters, respectively. Additional financial details will be provided on Bottomline’s third quarter earnings call.

On March 5, 2012, Bottomline and Intuit issued a press release announcing the transaction, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

Cautionary Language

Certain statements in this Current Report on Form 8-K (including statements in Exhibit 99.1 incorporated by reference herein), including but not limited to statements regarding Bottomline’s expectations about the impact of the acquisition on its revenue and earnings, the time frame for break-even profitability and accretive impact to earnings, other future financial and operating results and benefits expected to result from the acquisition and the related strategic partnership with Intuit, the impact of the acquisition and the strategic partnership on Bottomline, Intuit and their respective customers and the expected timeframe for completing the acquisition are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements in this Form 8-K (including statements in Exhibit 99.1 incorporated by reference herein) that are not statements of historical fact (including statements containing the words “will”, “believes,” “plans,” “anticipates,” “expects,” “look forward to,” “estimates” and similar expressions) should be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the acquisition; the ability of Bottomline to successfully integrate the acquired customers, technology, operations and employees; customer response to the acquisition; the ability to realize anticipated benefits of the acquisition; and the other factors described in Bottomline’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and any subsequently filed Form 10-Qs, Form 8-Ks or amendments thereto. Any forward-looking statements represent Bottomline’s views only as of today and should not be relied upon as representing their views as of any subsequent date. Bottomline disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

March 5, 2012	By:	/s/ Eric K. Morgan
Eric K. Morgan
Vice President, Global Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 5, 2012.